UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2019

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6701 Koll Center Parkway, Suite 120, Pleasanton, CA	94566
(Address of principal executive offices)	(Zip Code)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BABY	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendments:

On June 5, 2019, Natus Medical Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved two amendments (the “Amendments”) to Article FIFTH, Section 1 of the Company’s Amended and Restated Certificate of Incorporation (the “Restated Charter”) to declassify the Board and to eliminate cumulative voting. The stockholders approved the Amendments by a majority vote of the outstanding shares of the Company’s common stock entitled to vote on the matter. On June 5, 2019, immediately following the vote of the Company’s stockholders at the Annual Meeting, the Company filed a Certificate of Amendment to the Restated Charter of the Company with the Delaware Secretary of State to effect the Amendments, which became effective on June 5, 2019.

As a result of the Amendments, the three director nominees elected at the Annual Meeting will stand for election for one-year terms expiring in 2020. At the Company’s 2020 annual meeting, directors elected at the Annual Meeting and the directors with terms expiring at the 2020 annual meeting (currently expected to be five directors) are expected to stand for election to one-year terms expiring in 2021. Thereafter, the term of office for each director elected at the 2021 annual meeting and each subsequent annual meeting will expire at the next annual meeting of stockholders or until their earlier death, resignation, removal or disqualification.

The Amendments also provided that cumulative voting will no longer be permitted in elections of the Company’s directors.

The foregoing description of the Restated Charter does not purport to be complete and is qualified in its entirety by reference to the Restated Charter attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

Following the Company’s Annual Meeting on June 5, 2019, Broadridge, the independent inspector of elections for the Annual Meeting, delivered its final vote tabulation on June 5, 2019 that certified the voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.

As of the close of business on April 12, 2019, the record date for the Annual Meeting, 33,956,454 shares of the Company's common stock (“Common Stock”), were outstanding and entitled to vote. 32,484,679 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 95.66% of the shares entitled to be voted.

The final voting results for the Annual Meeting are as follows:

Proposal 1: Vote to Amend the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors.
For	Against	Abstain	Broker Non-Votes
29,261,670	87,492	29,228	3,106,289

Proposal 2: Vote to Amend the Company's Amended and Restated Certificate of Incorporation to eliminate cumulative voting.
For	Against	Abstain	Broker Non-Votes
27,128,249	2,220,681	29,460	3,106,289

Proposal 3: Election of the following Directors:

Nominee
	For	Against	Abstain	Broker Non-Votes
Jonathan A. Kennedy	28,133,174	1,218,852	26,364	3,106,289
Alice D. Schroeder	28,207,886	1,144,198	26,306	3,106,289
Thomas J. Sullivan	27,978,766	1,373,443	26,181	3,106,289

Proposal 4: Advisory vote to approve the Company's Executive Compensation.
For	Against	Abstain	Broker Non-Votes
27,590,344	1,749,564	38,482	3,106,289

Proposal 5: Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm.
For	Against	Abstain	Broker Non-Votes
32,378,771	54,867	51,041	—

No other matters were considered or voted upon at the meeting.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Natus Medical Incorporated, as filed with the Delaware Secretary of State on June 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: June 7, 2019	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Natus Medical Incorporated, as filed with the Delaware Secretary of State on June 5, 2019.